EXHIBIT A



                            SECURED NOTE AGREEMENT



$3,000,000                                                   January 9, 2001



FOR VALUE RECEIVED, NESTOR TRAFFIC SYSTEMS, INC., a Delaware corporation (the "Borrower"), having an office at One Richmond Square, Providence RI 02906, hereby promises to pay to the order of NTS INVESTORS, LLC, a Delaware limited liability company (the "Lender"), at an address of 2049 Century Park East, 4th Floor, Los Angeles, California 90067, ATTN: David
A. Polak, or at such other place as Lender may, from time to time, designate, the principal sum of $3,000,000 in lawful money of the United States due and payable as set forth below.

          1. Interest. The unpaid principal amount of this Note outstanding from time to time shall bear interest at 8% per annum, commencing on the date hereof through the Maturity Date specified in Paragraph 2 below. Such interest shall accrue and be due and payable on the Maturity Date, and shall be made in immediately available funds by wire transfer or pursuant to the Lender's instructions. In no event shall the interest charged hereunder exceed the maximum permitted by applicable law.

          2. Principal. (a) No principal payments hereunder need be made until December 31, 2001, when the entire unpaid principal balance evidenced by this Note and all accrued interest thereon shall be due and payable, and shall be made in immediately available funds by wire transfer or pursuant to the Lender's instructions. The term "Maturity Date" for purposes hereof, shall mean December 31, 2001. The parties acknowledge and agree that thirty (30) days from the date hereof, the Lender will make an additional loan to the Borrower in the amount of $1,000,000 (the "Supplemental Advance"); provided, however, that if the Supplemental Advance is in the amount of at least $750,000, the Lender shall not be deemed to be in default of its obligations hereunder, including, without limitation, with respect to the Merger, described in Paragraph 21 hereof, the Conversion, described in Paragraph 22 hereof and/or the Additional Rights, described in Paragraph 23 hereof. At the time that the Supplemental Advance is made, the principal amount of this Note shall be increased accordingly to the aggregate amount invested by the Lender.

               (b) Borrower shall have the right to prepay this Note in whole at any time or in part from time to time, with all accrued interest to the date of prepayment, without premium or penalty; provided, however, that so long as the Lender elects, during the one month period between January 1, 2002 and January 31, 2002, to promptly reinvest immediately available funds in the Borrower in the minimum amounts contemplated herein, then any such prepayment of this Note shall not adversely affect the Lender's rights with respect to the Merger, described in Paragraph 21 hereof, the Conversion, described in Paragraph 22 hereof and/or the Additional Rights, described in Paragraph 23 hereof.

          3. Security Interest. As collateral security for the payment and performance when due of this Note, the Borrower will grant a security interest in all of its assets by executing the Security Agreement dated of even date herewith in the form attached hereto as Exhibit "A" (the "Security Agreement"). This Note and the Security Agreement are collectively referred to as the "Loan Documents".

          4. Covenants. For as long as any obligations pursuant to the Loan Documents remain outstanding, Borrower agrees as follows:

               (a) Financial Reports. Borrower shall provide to the Lender the following financial information and reports, which information and reports shall be kept confidential by Lender:

                    (i) A monthly balance sheet and income statement of Borrower within thirty (30) days after the end of each month;

                    (ii) quarterly financial statements of Borrower, including a balance sheet and income statement within forty-five (45) days after the end of each quarter;

                    (iii) annual financial statements of Borrower including a balance sheet and income statement within ninety (90) days after the end of its fiscal year, reviewed by the Borrower's regular independent public accountants;

                    (iv) such other information as Lender may reasonably request.

               (b) Insurance. Borrower will maintain such insurance with respect to its business and assets as is customary for businesses similar to the business of Borrower.

               (c) Sale or Disposition. Borrower will not sell, encumber, contract for sale or otherwise dispose of any material part of its assets or any interest therein, other than (i) in the ordinary course of business, and
(ii) the Merger pursuant to Section 21 hereof.

               (d) Taxes. Borrower will pay promptly when due all taxes and assessments on its operations, except for taxes and assessments which are being contested in good faith. The Lender may at its option discharge any taxes or liens to which Borrower's business is at any time subject, and may, upon the failure of the Borrower so to do, purchase insurance and pay such amounts as may be reasonably necessary for the maintenance or preservation thereof, and the Borrower agrees to reimburse the Lender on demand for any payments or expenses incurred by the Lender pursuant to the foregoing authorization and any unreimbursed amounts shall bear interest at the rate set forth herein and be due and payable immediately upon the Lender's written demand therefore.

               (e) Use of Proceeds. The Borrower will use the proceeds of the loan evidenced by this Note solely for its own working capital purposes and shall not make any payments to Nestor, Inc., except that, while this Note remains outstanding, the Borrower may (i) repay its existing obligation to Nestor, Inc. in an amount not to exceed $275,000, (ii) make payments for facility and administrative services provided to the Borrower by Nestor, Inc. in the ordinary course of business in an amount not to exceed $50,000 per month, and (iii) pay royalty fees to Nestor, Inc. in accordance with the terms of the exclusive technology license agreement by and between Nestor, Inc. and the Borrower.

          5. Representations and Warranties. (a) The Borrower hereby represents and warrants as follows, which representations and warranties shall continue to be true while any obligation pursuant to the Loan Documents remains outstanding:

                    (i) Status. It is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, and has all material licenses and permits necessary to conduct its business. It is duly qualified and in good standing in each jurisdiction in which the character or location of its properties or nature of its business makes such qualification necessary.

                    (ii) Authority. It has full power and authority to execute and deliver the Loan Documents and the execution and delivery by the Borrower of the Loan Documents, and the performance if its obligations hereunder and thereunder, have been duly authorized by all necessary corporate or other action. The Loan Documents are the legal, valid and binding obligation of Borrower enforceable against it in accordance with the terms hereof and thereof.

                    (iii) No Conflict. It is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or any of its assets may be bound. The execution and delivery of the Loan Documents and compliance with the provisions hereof and thereof shall not violate any provision of law applicable to Borrower nor shall the same conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation or by-laws of Borrower, or result in the breach of, constitute any default under, or conflict with the terms of any indenture, mortgage, agreement or other instrument to which it is party or by which it or any of its assets may be bound, or result in the creation or imposition of any lien upon any of its assets.

                    (iv)  Consents.  No consent, approval, order,
authorization of, or registration, qualification or filing with, any governmental authority or any other party is required on the part of Borrower in connection with the execution and delivery of the Loan Documents, the granting of the security interest granted herein and therein, and the performance and consummation of the transactions contemplated hereby and thereby, other than such consents that have been obtained.

                    (v) Litigation. There are no suits, proceedings or investigations pending or, to its knowledge, threatened against it by any person or governmental authority which questions the validity of the Loan Documents or which, individually or in the aggregate, if determined adversely, would have a material adverse effect on it, its business, operation or assets.

                    (vi) No Default. No event has occurred and no condition exists or would exist with the giving of notice and/or lapse of time which would constitute a default or event of default under any contract or agreement by which the Borrower or its assets is bound.

                    (vii) Compliance with Laws. The Borrower and its assets are in compliance in all material respects with all applicable laws.
Borrower has all material licenses and permits to conduct its business.

               (b)  The Lender hereby represents and warrants as follows:

                    (i) Authority. The Lender is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has the full power and authority to execute and deliver the Loan Documents and the execution and delivery by the Lender of the Loan Documents, and the performance if its obligations hereunder and thereunder, have been duly authorized by all necessary action of the Lender. Each of the Loan Documents is the legal, valid and binding obligation of the Lender enforceable against it in accordance with the terms hereof and thereof.

                    (ii) No Conflict. It is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or any of its assets may be bound. The execution and delivery of the Loan Documents and compliance with the provisions hereof and thereof shall not violate any provision of law applicable to the Lender nor shall the same conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the organizational documents of the Lender, or result in the breach of, constitute any default under, or conflict with the terms of any indenture, mortgage, agreement or other instrument to which it is party or by which it or any of its assets may be bound, or result in the creation or imposition of any lien upon any of its assets.

                    (iii) Consents. No consent, approval, order, authorization of, or registration, qualification or filing with, any governmental authority or any other party is required on the part of the Lender in connection with the execution and delivery of the Loan Documents and the performance and consummation of the transactions contemplated hereby and thereby, other than such consents that have been obtained.

          6. Default - Each of the following shall constitute an event of default (an "Event of Default") hereunder:

               (a) if the Borrower fails to pay the principal or accrued interest on this Note, as and when the same shall become due, whether by default or otherwise, which default shall have continued for a period of seven (7) days;

               (b) the Borrower (i) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for such the Borrower or for any substantial part of its property, or shall consent to the commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (ii) shall be unable to pay its debts as such debts become due, or shall admit in writing its inability to apply its debts generally; (iii) shall make a general assignment for the benefit of creditors; or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection 6(b);

               (c) any proceeding shall be instituted against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

               (d) the issuance of a levy or execution, or the seizure, attachment or garnishment, or the entry of judgment on or against Borrower or any of its properties which, individually or in the aggregate, exceeds $100,000 and which shall not be released, satisfied of record or bonded within thirty (30) days thereafter;

               (e) the occurrence of a default of any kind or the breach of any covenant under the Loan Documents (other than the payment of the principal or accrued interest required hereunder) or any present or future document, instrument or agreement between the Borrower and the Lender and such default, if capable of being remedied, shall not have been remedied ten
(10) days after written notice thereof shall have been given by the Lender to the Borrower.

          7. Rights and Remedies. Upon the occurrence of any Event of Default, such default not having previously been remedied or waived, the Lender shall have the following rights and remedies:

               (a) The right, at its option, by written notice to the Borrower, to declare the entire unpaid principal balance of this Note, together with accrued interest thereon, to be immediately due and payable and thereupon such amount together with all costs, fees and expenses incurred in connection herewith, shall be immediately due and payable.

               (b)  All rights and remedies provided by law.

               (c) All rights and remedies available to the Lender pursuant to the provisions of any of the Loan Documents, applicable law and otherwise are cumulative, not exclusive, and are enforceable alternatively, successively and/or concurrently by Lender.

               (d) The right, at its option, by written notice to the Borrower, to exercise its rights of Conversion, described in Paragraph 22 hereof.

          8. Waivers. Borrower waives demand, presentment, protest and notice of any kind and consents to the extension of time of payments, the release, surrender or substitution of any and all Security for the obligations evidenced hereby or other indulgence with respect to the Loan Documents, all without notice.

          9. Governing Law; Submission to Jurisdiction. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its rules on conflicts of laws. Borrower agrees that in any action or proceeding brought on or in connection with the Loan Documents (a) the Superior Court of the State of California, for the County of Los Angeles, or (in a case involving diversity of citizenship) the United States District Court of the Southern District of California, shall have jurisdiction of any such action or proceeding, (b) service of any summons and complaint or other process in any such action or proceeding may be made by Lender upon Borrower by registered or certified mail directed to Borrower at its address referenced above, Borrower is hereby waiving, personal service thereof, and (c) within thirty (30) days after receipt of such mailing, Borrower shall appear or answer to any summons and complaint or other process, and should Borrower fail to appear to answer within said thirty (30) day period, it shall be deemed in default and judgment may be entered by Lender against Borrower for the amount as demanded in any summons or complaint or other process so served.

          10. WAIVER OF THE RIGHT TO TRIAL BY JURY. BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER, HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, IN ANY MANNER CONNECTED WITH THE LOAN DOCUMENTS OR ANY TRANSACTIONS HEREUNDER. LENDER HAS NO AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

          11. Notices, Etc. All notices and other communications provided for under the Loan Documents shall be in writing (including facsimile transmissions) and sent by facsimile, internationally recognized overnight delivery service, by hand or by certified mail return receipt requested to Borrower, at Borrower's address indicated in Lender's records as of the date of such notice, and if to Lender, at its address specified above or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this paragraph. Except as otherwise provided in the Loan Documents, all such notices and communications shall be effective when delivered or refused.

          12. No Waiver. No failure or delay on the part of Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

          13. Costs and Expenses. Borrower shall pay any and all taxes (other than taxes on or measured by net income of the holder of this Note), recording fees, filing charges, search fees and similar items incurred or payable in connection with the execution and delivery of the Loan Documents. Borrower shall pay the reasonable attorneys' fees of Lender in connection with the execution and delivery of the Loan Documents up to a maximum of $20,000. Borrower shall also pay the reasonable attorneys' fees of Lender in connection with the Merger, described in Paragraph 21 hereof and/or the Conversion, described in Paragraph 22 hereof, up to a maximum, including the $20,000 described in the previous sentence, of $40,000.

          14. Indemnification. Borrower shall indemnify, defend and save Lender harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any nature whatsoever which may be asserted against or incurred by Lender arising out of or in any manner occasioned by the Loan Documents, including but not limited to the Merger, described in Paragraph 21 hereof, the Conversion, described in Paragraph 22 hereof and/or the Additional Rights, described in Paragraph 23 hereof, or the ownership, collection, possession, use or operation of any collateral held by Lender belonging to Borrower or any failure by Borrower to perform any of its obligations hereunder; excluding, however, from said indemnity all such claims, liabilities, losses, costs and expenses arising directly out of the intentional misconduct or active gross negligence of Lender. This indemnity shall survive the expiration and termination of the Loan Documents.

          15. Further Assurances. Borrower agrees to do such further acts and to execute and deliver to Lender such additional agreements, instruments and documents as Lender may reasonably require or deem advisable to effectuate the purposes of the Loan Documents, or to confirm to Lender its rights, powers and remedies under the Loan Documents.

          16. Amendments. No amendment, modification, or waiver of any provision of the Loan Documents nor consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          17. Successors and Assigns. The Loan Documents shall be binding upon Borrower and its successors and assigns and the terms hereof shall inure to the benefit of Lender and its successors and permitted assigns, including subsequent holders hereof. The Lender shall not have the right to assign or otherwise transfer any of its rights, interest, duties or obligations hereunder without the Borrower's prior written consent, which shall not be withheld unreasonably, other than to members of the Lender.

          18. Severability. The provisions of the Loan Documents are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of the Loan Documents in any jurisdiction.

          19. Entire Agreement. The Loan Documents set forth the entire agreement of Borrower and Lender and may be modified only by a written instrument executed by Borrower and Lender.

          20. Headings. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of the Loan Documents.

          21. Merger Transaction. (a) The parties acknowledge and agree that, subject only to receipt of a favorable fairness opinion by a qualified expert, on or before December 31, 2001, the Directors of the Borrower and of Nestor, Inc. will take all steps necessary to effect a merger (or other similar transaction) between Nestor, Inc. and the Borrower, in which Nestor, Inc. shall be the surviving entity (the "Merger"). For purposes of this
Section 21, Nestor, Inc. shall sometimes be referred to herein as the "Surviving Entity." It is understood and agreed that upon consummation of the Merger, the Lender will increase its investment in the Borrower to an aggregate amount equal to $8,000,000 (the "Purchase Price"), and in exchange therefor the Lender will acquire 33.34% of the common stock of the Surviving Entity (the "Shares") on a basis fully diluted for the issuance of shares of common stock and all shares of common stock underlying options, warrants or other claims of ownership, except for the Common Stock Purchase Warrants issued to Wand Partners, Transaction Systems Architects, Inc. and to others, which in the aggregate are equal to approximately 5,000,580 warrants, and employee stock options, all outstanding on the date hereof and any additional employee stock options outstanding on the date of the Merger (a "Fully Diluted Basis of the Surviving Entity"). In the event that the Purchase Price is in the aggregate amount of at least $7,500,000, the Lender shall not be deemed to be in default of its obligations under this Section 21, and in exchange therefor the Lender will acquire 31.26% of the common stock of the Surviving Entity on a Fully Diluted Basis of the Surviving Entity or such equity interest shall be otherwise proportionately reduced from 33.34% by the amount that the Purchase Price is less than an aggregate of $8,000,000 but more than $7,500,000, in lieu of the Shares (the "Substitute Equity"). The remaining equity of the Surviving Entity will be distributed among the security holders of the Borrower immediately prior to the effective time of the Merger and the security holders of Nestor, Inc. immediately prior to the effective time of the Merger.

               (b) In consideration for the delivery of the Shares or the Substitute Equity, as the case may be, this Note shall be cancelled and the entire unpaid principal amount of the Note and all accrued interest thereon shall be credited against the Purchase Price.

               (c) Upon consummation of the Merger, the Board of Directors of the Surviving Entity (the "Board") shall consist of either six (6) or nine
(9) members.  Thereafter, the Lender shall have the right to designate either
(i) two (2) members of the Board if the Board consists of a total of six (6) members, or (ii) three (3) members of the Board if the Board consists of a total of nine (9) members (the "Board Representation"). The balance of the Board shall be designated as follows: (x) one half by a group of stockholders of the Surviving Entity consisting of the former stockholders of Nestor, Inc., and (y) one half by a group of stockholders of the Surviving Entity consisting of the former stockholders of the Borrower.

               (d) It is contemplated that upon consummation of the Merger, the Lender, along with certain principal stockholders of each of Nestor, Inc. and the Borrower shall enter into an agreement not to sell or otherwise transfer or dispose of any shares of common stock of the Surviving Entity, the Shares or the Substitute Equity, as the case may be, for at least a twelve-month period following the effective time of the Merger and for no longer than an eighteen-month period following the effective time of the Merger (the "Lock-Up Period"), unless a secondary public offering of the common stock of the Surviving Entity is consummated prior to the expiration of the Lock-Up Period.

               (e) For purposes of clarification, the parties acknowledge and agree that the obligations of the Lender under this Section 21 are conditioned upon the Lender's receipt of either the Shares or the Substitute Equity, as the case may be, and the Board Representation.

          22. Conversion of the Note. (a) In the event that the Merger is not consummated on or before December 31, 2001 for any reason, and provided that the Lender shall not have breached any representation, warranty, covenant or agreement made by it in the Loan Documents, the Lender, at its option, may convert this Note into shares of common stock of the Borrower, through January 31, 2002, (by giving notice to Borrower on or before such date) representing 25% (or 23% in the event that the Supplemental Advance is $750,000 or such equity interest shall be otherwise proportionately reduced from 25% by the amount that the Supplemental Advance is less than $1,000,000 but more than $750,000) of the outstanding equity of the Borrower on a basis fully diluted for the issuance of shares of common sock and all shares of common stock underlying options, warrants or other claims of ownership, except for employee stock options outstanding on the date hereof and any additional employee stock options outstanding on the date of Conversion (a "Fully Diluted Basis of the Borrower"). In such event, the Lender shall also have the right, through January 31, 2002, to acquire an additional 25% interest in the Borrower on a Fully Diluted Basis of the Borrower (or 23% interest in the event that the Cash Payment (defined for purposes hereof as the required cash payment inclusive of accrued and unpaid interest on the
Note) is $3,750,000 or such equity interest shall be otherwise proportionately reduced from 25% by the amount that the Cash Payment is less than $4,000,000 but more than $3,750,000). In the event that the Cash Payment shall be in the amount of at least $3,750,000, the Lender shall not be deemed to be in default of its obligations under this Section 22. The foregoing rights of the Lender are collectively referred to as the "Conversion".

               (b) The parties acknowledge and agree that in the event that the Merger is not timely consummated and the Lender has exercised its rights of Conversion under this Section 22, then until January 31, 2003, the Borrower shall obtain the written consent of the Lender prior to the consummation of any merger or other similar transaction with Nestor, Inc.

          23. Additional Rights. With respect to the Common Stock Purchase Warrants and the employee stock options referred to in Paragraph 21(a) hereof upon the Merger and the employee stock options referred to in Paragraph 22(a) hereof upon the Conversion (collectively, the "Stock Rights"), if any of such Stock Rights are exercised prior to the expiration thereof, the Borrower shall provide written notice of such exercise to the Lender, and thereafter the Lender shall have a 30-day right (the "Additional Rights") to purchase for cash (or such other consideration as is being paid for the exercise of such Stock Rights), at the same exercise price at which such Stock Right is being exercised, to acquire such number of additional shares of common stock of either the Surviving Entity or the Borrower, as the case may be, so as to maintain the Lender's percentage interest in either the Surviving Entity as set forth in Paragraph 21(a) hereof, or in the Borrower as set forth in Paragraph 22(a) hereof, as the case may be.

IN WITNESS WHEREOF, Borrower has executed this Note Agreement as of the date first set forth above.

NESTOR TRAFFIC SYSTEMS, INC.


By:/s/ Alan M. Wiener
Name:	Alan M. Wiener
Title: Chairman

ACCEPTED AND AGREED:
   As of the date first
   written above.

NTS INVESTORS, LLC


By:/s/ David Polak
   Name:  David Polak
          Manager


NESTOR, INC.
(Solely with respect to its undertakings hereunder)


By:	/s/ Charles Elbaum
   Name:	Charles Elbaum
   Title:	Co-Chairman